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                                                                      Exhibit 11


                      EXHIBIT (11)* TO REPORT ON FORM 10-K
                      FOR FISCAL YEAR ENDED MARCH 31, 1995

                               TELXON CORPORATION

                    COMPUTATION OF COMMON SHARES OUTSTANDING
                             AND EARNINGS PER SHARE

                (Dollars in Thousands Except Per Share Amounts)





                                                                                   1995               1994             1993
                                                                                 --------           --------         --------
Net income (loss) applicable to common
    shares                                                                        $ 9,018           $ (2,799)        $(12,064)
                                                                                  =======           ========         ========
Weighted average common shares outstand-
    ing for the year                                                               15,909             15,210           13,991

Increase in weighted average from:
           Dilutive effect of stock options                                            --                 --               --
                                                                                  -------            -------         --------

Weighted average common shares, assuming
    issuance of the above securities                                               15,909             15,210           13,991
                                                                                  =======            =======         ========

Earnings (loss) per common share:
           On the weighted average common
                shares outstanding for the year                                   $   .57            $  (.18)        $   (.86)

           Assuming issuance of shares for
                dilutive stock options**                                          $   .57            $  (.18)        $   (.86)



 *       Numbered in accordance with Item 601 of Regulation S-K.

**       This calculation is submitted in accordance with Regulation S-K Item
601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 7-1/2% Convertible Debentures were omitted from the fully diluted calculation due to their anti-dilutive effect.